Exhibit 99.1

July 30, 2020	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

Cabot Oil & Gas Corporation Reports Second Quarter 2020 Results

HOUSTON, Jul. 30, 2020 /PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the second quarter of 2020.

“Cabot Oil & Gas demonstrated its continued ability to deliver profitability during this global pandemic, which has contributed to a historically-low natural gas price environment, resulting in the lowest quarterly average NYMEX price on record since the third quarter of 1995,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “We anticipate that the improving demand outlook for natural gas, in conjunction with accelerated structural declines in supply resulting from significant activity cuts across all onshore basins, will provide tailwinds for natural gas prices this winter.”

Second Quarter 2020 Financial Results

Second quarter 2020 daily production was 2,229 million cubic feet equivalent (Mmcfe) per day (100 percent natural gas), exceeding the high-end of the Company’s guidance range. During the second quarter of 2020, the Company drilled 14.2 net wells, completed 31.2 net wells, and placed 25.0 net wells on production.

Second quarter 2020 natural gas price realizations, including the impact of derivatives, were $1.52 per thousand cubic feet (Mcf), a decrease of 33 percent compared to the prior-year period. Excluding the impact of derivatives, second quarter 2020 natural gas price realizations represented a $0.30 discount to NYMEX settlement prices compared to a $0.44 discount in the prior-year period. Second quarter 2020 operating expenses (including interest expense) were $1.44 per thousand cubic feet equivalent (Mcfe).

Second quarter 2020 net income was $30.4 million, or $0.08 per share, compared to $181.0 million, or $0.43 per share, in the prior-year period. Second quarter 2020 adjusted net income (non-GAAP) was $18.0 million, or $0.05 per share, compared to $150.6 million, or $0.36 per share, in the prior-year period. Second quarter 2020 EBITDAX (non-GAAP) was $136.9 million, compared to $311.1 million in the prior-year period.

Second quarter 2020 net cash provided by operating activities was $136.4 million, compared to $326.7 million in the prior-year period. Second quarter 2020 discretionary cash flow (non-GAAP) was $119.2 million, compared to $301.9 million in the prior-year period. Second quarter 2020 free cash flow (non-GAAP) was ($63.3) million, compared to $72.7 million in the prior-year period. “Lower realized prices during the second quarter, coupled with our decision to sequentially decline production volumes into a lower price environment associated with the spring shoulder season, resulted in our first free cash flow deficit since the second quarter of 2018,” commented Dinges. “Based on the current NYMEX futures, we anticipate a significant expansion in our free cash flow during the second half of 2020 driven by an improvement in realized prices, higher production volumes, and lower capital expenditures, allowing Cabot to deliver positive free cash flow for a fifth consecutive year.”

Cabot incurred a total of $175.3 million of capital expenditures in the second quarter of 2020 including $171.8 million of drilling and facilities capital, $0.5 million of leasehold acquisition capital, and $3.0 million of other capital.

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, discretionary cash flow, EBITDAX, free cash flow, net debt to adjusted capitalization ratio, and return on capital employed (ROCE).

Year-to-Date 2020 Financial Results

Daily equivalent production for the six-month period ended June 30, 2020 was 2,296 Mmcfe per day (100 percent natural gas). During the six-month period ended June 30, 2020, the Company drilled 36.2 net wells, completed 44.2 net wells, and placed 34.0 net wells on production.

Natural gas price realizations, including the impact of derivatives, were $1.62 per Mcf for the six-month period ended June 30, 2020, a decrease of 42 percent compared to the prior-year period. For the six-month period ended June 30, 2020, operating expenses (including interest expense) were $1.45 per Mcfe.

For the six-month period ended June 30, 2020, net income was $84.3 million, or $0.21 per share, compared to $443.8 million, or $1.05 per share, in the prior-year period. Adjusted net income (non-GAAP) was $72.0 million, or $0.18 per share, compared to $458.4 million, or $1.08 per share, in the prior-year period. EBITDAX (non-GAAP) for the six-month period ended June 30, 2020 was $325.8 million, compared to $824.7 million in the prior-year period.

For the six-month period ended June 30, 2020, net cash provided by operating activities was $341.3 million, compared to $911.9 million in the prior-year period. Discretionary cash flow (non-GAAP) for the six-month period ended June 30, 2020 was $317.7 million, compared to $807.7 million in the prior-year period. Free cash flow (non-GAAP) for the six-month period ended June 30, 2020 was ($13.5) million, compared to $381.1 million in the prior-year period. “Our modest free cash flow deficit during the first half of the year was a result of our capital program being heavily weighted towards the first half of the year, while our production volumes are more heavily weighted towards the second half of the year,” noted Dinges. “We expect that our planned sequential increase in production during the third and fourth quarters, in addition to a declining capital spending profile, will allow for a return to positive free cash flow generation during the second half of the year.”

Cabot incurred a total of $335.6 million of capital expenditures during the six-month period ended June 30, 2020 including $329.9 million of drilling and facilities capital, $1.3 million of leasehold acquisition capital, and $4.4 million of other capital.

Financial Position and Liquidity

As of June 30, 2020, Cabot had total debt of $1.2 billion and cash on hand of $117.2 million. The Company's net debt-to-adjusted capitalization ratio (non-GAAP) and net debt-to-trailing twelve months EBITDAX ratio (non-GAAP) were 33.7 percent and 1.2x, respectively, compared to 32.2 percent and 0.7x as of December 31, 2019. As of June 30, 2020, the Company had no debt outstanding under its credit facility.

Subsequent to the end of the second quarter, the Company repaid $87.0 million of maturities associated with its 6.51% weighted-average senior notes.

Third Quarter and Full-Year 2020 Guidance

Cabot has provided its third quarter 2020 production guidance range of 2,400 to 2,450 Mmcfe per day, resulting in the reaffirmation of the Company’s full-year 2020 production guidance range of 2,350 to 2,375 Mmcfe per day based on a capital program of $575 million. “Despite our expectation for the 2020 average NYMEX price to be the lowest on record since 1995, we expect our capital program for the year to be fully funded within cash flow and to generate enough free cash flow to cover the majority of our dividend,” said Dinges. “While we do not plan to provide our official 2021 guidance until early next year, based on a 2021 NYMEX price assumption of $2.75 per MMbtu, which is roughly in line with the current NYMEX futures, we can deliver similar production volumes as 2020 from a modestly lower maintenance capital program, while generating a free cash flow yield1 of approximately eight percent and a ROCE between 19 and 20 percent. Our prioritization for the deployment of our free cash flow in 2021 is funding our regular quarterly dividend, repayment of our 2021 debt maturities, and additional opportunistic returns of capital to shareholders.”

For further information on Cabot's natural gas pricing exposure by index and cost guidance, please see the current Guidance slide in the Investor Relations section of the Company's website.

1 Based on the Company’s current market capitalization as of July 30, 2020

Conference Call Webcast

A conference call is scheduled for Friday, July 31, 2020, at 9:30 a.m. Eastern Time to discuss second quarter 2020 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website. A replay of the call will also be available on the Company's website.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.

This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements regarding future financial and operating performance and results, returns to shareholders, strategic pursuits and goals, market prices, future hedging and risk management activities, and other statements that are not historical facts contained in this report are forward-looking statements. The words "expect", "project", "estimate", "believe", "anticipate", "intend", "budget", "plan", "forecast", “outlook”, "predict", "may", "should", "could", "will" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continuing effects of the COVID-19 pandemic and the impact thereof on the Company’s business, financial condition and results of operations, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, the repayment of our debt maturities and our dividends, actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries, market factors, market prices (including geographic basis differentials) of natural gas and crude oil, results of future drilling and marketing activity, future production and costs, pipeline projects, legislative and regulatory initiatives, electronic, cyber or physical security breaches and other factors detailed herein and in our other Securities and Exchange Commission (SEC) filings. See "Risk Factors" in Item 1A of the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q for additional information about these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by applicable law.

FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
PRODUCTION VOLUMES
Natural gas (Bcf)	202.9	213.8	417.8	418.6
Equivalent production (Bcfe)	202.9	213.8	417.8	418.6
Daily equivalent production (Mmcfe/day)	2,229	2,349	2,296	2,313

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$1.52	$2.27	$1.62	$2.80
Natural gas, excluding hedges ($/Mcf)	$1.42	$2.20	$1.58	$2.64

AVERAGE UNIT COSTS ($/Mcfe)(1)
Direct operations	$0.09	$0.08	$0.08	$0.09
Transportation and gathering	0.67	0.66	0.67	0.67
Taxes other than income	0.02	0.02	0.02	0.02
Exploration	0.02	0.02	0.02	0.03
Depreciation, depletion and amortization	0.47	0.45	0.47	0.45
General and administrative (excluding stock-based compensation)	0.07	0.08	0.08	0.08
Stock-based compensation	0.04	0.03	0.06	0.05
Interest expense	0.07	0.07	0.07	0.06
	$1.44	$1.41	$1.45	$1.45

WELLS DRILLED (2)
Gross	19	24	41	49
Net	14.2	24.0	36.2	49.0

WELLS COMPLETED (2)
Gross	36	28	49	42
Net	31.2	28.0	44.2	42.0
_______________________________________________________________________________

(1)	Total unit cost may differ from the sum of the individual costs due to rounding.

(2)	Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
OPERATING REVENUES
Natural gas	$288,286	$470,482	$658,626	$1,103,656
Gain on derivative instruments	43,974	63,649	60,036	71,906
Other	88	(14)	143	236
	332,348	534,117	718,805	1,175,798
OPERATING EXPENSES
Direct operations	17,423	18,093	34,667	36,427
Transportation and gathering	135,249	141,689	278,581	279,022
Taxes other than income	3,352	3,640	7,090	9,487
Exploration	4,579	4,504	6,769	10,548
Depreciation, depletion and amortization	94,622	96,147	194,757	188,405
General and administrative (excluding stock-based compensation)	14,885	16,168	32,011	32,126
Stock-based compensation(1)	8,281	6,721	24,584	21,853
	278,391	286,962	578,459	577,868
Earnings (loss) on equity method investments	—	3,650	(59)	7,334
Loss on sale of assets	(241)	—	(170)	(1,500)
INCOME FROM OPERATIONS	53,716	250,805	140,117	603,764
Interest expense, net	14,543	14,567	28,754	26,748
Other expense	48	143	114	287
Income before income taxes	39,125	236,095	111,249	576,729
Income tax expense	8,751	55,086	26,965	132,957
NET INCOME	$30,374	$181,009	$84,284	$443,772
Earnings per share - Basic	$0.08	$0.43	$0.21	$1.05
Weighted-average common shares outstanding	398,576	422,141	398,460	422,626
_______________________________________________________________________________

(1)	Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)	June 30, 2020	December 31, 2019
ASSETS
Current assets	$463,934	$568,248
Properties and equipment, net (Successful efforts method)	4,002,492	3,855,706
Other assets	61,444	63,291
	$4,527,870	$4,487,245
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$206,388	$241,034
Current portion of long-term debt	175,000	87,000
Long-term debt, net (excluding current maturities)	1,045,495	1,133,025
Deferred income taxes	754,108	702,104
Other liabilities	180,900	172,595
Stockholders' equity	2,165,979	2,151,487
	$4,527,870	$4,487,245

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands)	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,374	$181,009	$84,284	$443,772
Depreciation, depletion and amortization	94,622	96,147	194,757	188,405
Deferred income tax expense	8,045	64,645	52,089	152,647
Loss on sale of assets	241	—	170	1,500
Exploratory dry hole cost	2,068	3	2,011	16
Gain on derivative instruments	(43,974)	(63,649)	(60,036)	(71,906)
Net cash received in settlement of derivative instruments	19,423	15,397	19,423	68,377
Stock-based compensation and other	7,641	6,584	23,463	21,058
Income charges not requiring cash	751	1,746	1,560	3,880
Changes in assets and liabilities	17,245	24,768	23,612	104,188
Net cash provided by operating activities	136,436	326,650	341,333	911,937

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(182,481)	(225,850)	(331,183)	(421,500)
Proceeds from sale of assets	227	—	275	2,346
Investment in equity method investments	—	(3,303)	(35)	(5,131)
Distribution of investment from equity method investments	—	758	—	758
Proceeds from sale of equity method investments	—	—	(9,424)	—
Net cash used in investing activities	(182,254)	(228,395)	(340,367)	(423,527)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	—	—	—	(7,000)
Treasury stock repurchases	—	(125,260)	—	(156,638)
Dividends paid	(39,858)	(38,092)	(79,675)	(67,697)
Tax withholdings on vesting of stock awards	(19)	(987)	(6,332)	(10,557)
Capitalized debt issuance costs	—	(7,411)	—	(7,411)
Net cash used in financing activities	(39,877)	(171,750)	(86,007)	(249,303)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(85,695)	$(73,495)	$(85,041)	$239,107

Explanation and Reconciliation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, gain and loss on derivative instruments, stock-based compensation expense, severance expense, interest expense related to income tax reserves and tax effect on selected items. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
As reported - net income	$30,374	$181,009	$84,284	$443,772
Reversal of selected items:
Loss on sale of assets	241	—	170	1,500
Gain on derivative instruments(1)	(24,551)	(48,252)	(40,613)	(3,529)
Stock-based compensation expense	8,281	6,721	24,584	21,853
Severance expense	—	2,124	—	2,124
Interest expense related to income tax reserves	—	—	—	(3,052)
Tax effect on selected items	3,656	8,998	3,617	(4,315)
Adjusted net income	$18,001	$150,600	$72,042	$458,353
As reported - earnings per share	$0.08	$0.43	$0.21	$1.05
Per share impact of selected items	(0.03)	(0.07)	(0.03)	0.03
Adjusted earnings per share	$0.05	$0.36	$0.18	$1.08
Weighted-average common shares outstanding	398,576	422,141	398,460	422,626
_______________________________________________________________________________

(1)	This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in Gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Return on Capital Employed

Return on Capital Employed (ROCE) is defined as Adjusted Net Income (defined above) plus after-tax net interest expense divided by average capital employed, which is defined as total debt plus stockholders’ equity. ROCE is presented based on our belief that this non-GAAP measure is useful information to investors when evaluating our profitability and the efficiency with which we have employed capital over time. ROCE is not a measure of financial performance under GAAP and should not be considered an alternative to net income, as defined by GAAP.

	Twelve Months Ended June 30,
(In thousands)	2020	2019
Interest expense, net	$56,958	$56,563
Interest expense related to income tax reserves (1)	—	5,453
Tax benefit	(12,996)	(14,274)
After-tax interest expense, net (A)	43,962	47,742

As reported - net income	321,582	841,153
Adjustments to as reported - net income, net of tax	(9,128)	(38,088)
Adjusted net income (B)	312,454	803,065

Adjusted net income before interest expense, net (A + B)	$356,416	$850,807

Total debt - beginning of twelve month period	$1,219,555	$1,522,572
Stockholders’ equity - beginning of twelve month period	2,344,804	2,154,174
Capital employed - beginning of twelve month period	3,564,359	3,676,746

Total debt - end of twelve month period	1,220,495	1,219,555
Stockholders’ equity - end of twelve month period	2,165,979	2,344,804
Capital employed - end of twelve month period	3,386,474	3,564,359

Average capital employed (C)	$3,475,417	$3,620,553

Return on average capital employed (ROCE) (A + B) / C	10.3%	23.5%
_______________________________________________________________________________

(1)	Interest expense related to income tax reserves is included in the adjustments to as reported - net income, net of tax.

Discretionary Cash Flow and Free Cash Flow Calculation and Reconciliation

Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt. Discretionary Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow (defined above) less capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company's ability to generate cash flow after spending the money required to maintain or expand its asset base. Free Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$136,436	$326,650	$341,333	$911,937
Changes in assets and liabilities	(17,245)	(24,768)	(23,612)	(104,188)
Discretionary cash flow	119,191	301,882	317,721	807,749
Capital expenditures	(182,481)	(225,850)	(331,183)	(421,500)
Investment in equity method investments	—	(3,303)	(35)	(5,131)
Free cash flow	$(63,290)	$72,729	$(13,497)	$381,118

EBITDAX Calculation and Reconciliation

EBITDAX is defined as net income plus interest expense, other expense, income tax expense, depreciation, depletion and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, earnings and loss on equity method investments, cash distributions received from equity method investments, and stock-based compensation expense. EBITDAX is presented based on our belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands)	2020	2019	2020	2019
Net income	$30,374	$181,009	$84,284	$443,772
Plus (less):
Interest expense, net	14,543	14,567	28,754	26,748
Other expense	48	143	114	287
Income tax expense	8,751	55,086	26,965	132,957
Depreciation, depletion and amortization	94,622	96,147	194,757	188,405
Exploration	4,579	4,504	6,769	10,548
Loss on sale of assets	241	—	170	1,500
Non-cash gain on derivative instruments	(24,551)	(48,252)	(40,613)	(3,529)
(Earnings) loss on equity method investments	—	(3,650)	59	(7,334)
Equity method investment distributions	—	4,779	—	9,508
Stock-based compensation	8,281	6,721	24,584	21,853
EBITDAX	$136,888	$311,054	$325,843	$824,715

Net Debt Reconciliation

The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and we believe this ratio is useful to investors in determining our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which we believe are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Additionally, as we may incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In thousands)	June 30, 2020	December 31, 2019
Current portion of long-term debt	$175,000	$87,000
Long-term debt, net	1,045,495	1,133,025
Total debt	$1,220,495	$1,220,025
Stockholders’ equity	2,165,979	2,151,487
Total capitalization	$3,386,474	$3,371,512

Total debt	$1,220,495	$1,220,025
Less: Cash and cash equivalents	(117,164)	(200,227)
Net debt	$1,103,331	$1,019,798

Net debt	$1,103,331	$1,019,798
Stockholders’ equity	2,165,979	2,151,487
Total adjusted capitalization	$3,269,310	$3,171,285

Total debt to total capitalization ratio	36.0%	36.2%
Less: Impact of cash and cash equivalents	2.3%	4.0%
Net debt to adjusted capitalization ratio	33.7%	32.2%
Capital Expenditures

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands)	2020	2019	2020	2019
Cash paid for capital expenditures	$182,481	$225,850	$331,183	$421,500
Change in accrued capital costs	(5,149)	(5,466)	6,397	3,168
Exploratory dry hole cost	(2,068)	(3)	(2,011)	(16)
Capital expenditures	$175,264	$220,381	$335,569	$424,652